EXHIBIT 99.1

Intersections Inc. Names Two Executives to New Senior Management Positions

CHANTILLY, Va., Jan 13, 2005 (BUSINESS WIRE) -- Intersections Inc. (Nasdaq:INTX) today announced two senior management appointments to enhance the company's ability to continue its growth in the consumer identity theft and credit management markets. Ken Schwarz, the company's Chief Financial Officer, has been named President, Consumer and Small Business Solutions; and George "Chip" Tsantes has been tapped as the company's Chief Technology Officer. Both positions are new for the company.

In his new role, Mr. Schwarz will lead the development and diversification of Intersections' consumer products and services, as well as work to drive continued growth within the company's current clients and marketing channels.

"With our aggressive plans for growth in our consumer business, diversification and expansion of consumer product offerings, and the creation of additional business lines, we deemed it appropriate to segment senior management responsibilities and create more concentrated efforts in multiple areas," said Chief Executive Officer Michael Stanfield.

"Ken has the experience to steward our core consumer business and the passion and knowledge to lead the implementation of a series of important new products we plan to introduce in 2005. His focus on the core business and our efforts to ensure the efficient operation of our traditional client servicing infrastructure will allow me to direct my attention toward strategic marketing, development and product creation."

Chip Tsantes will be responsible for enhancing Intersections' information technology and its relationship with the company's production and operations functions. He will work to create greater efficiency, security, reliability and performance in the delivery of Intersections' services to the consumer and small business markets.

"Chip Tsantes' experience and capabilities will be a tremendous asset to Intersections as we continue to evolve our IT and operations infrastructures to exploit market opportunities," said Stanfield. "As we move forward with new product offerings, technology will become an increasingly important factor in our ability to create, implement and deliver the concepts we have in process and on the drawing board."

Mr. Schwarz served as Intersections' Chief Operating Officer from November 2002 to October 2003 and has held the position of Chief Financial Officer since May 1999. Prior to joining Intersections Inc., he served as a Senior Vice President at WinStar Communications. Mr. Schwarz's experience includes senior management positions in marketing, customer service, finance and information technology with Cable & Wireless, Unitel Communications and MCI Communications.

Mr. Tsantes was a Partner in Accenture's Capital Markets Group, part of the global firm's Financial Services practice and a member of its FSI Technology leadership. During his more than 18-year career with Accenture he was an architect specializing in helping clients assimilate emerging technologies, computing architectures and development techniques. His clients included major global financial institutions, many of which are Intersections' clients.

Until a new Chief Financial Officer is named, Mr. Schwarz will remain as CFO. Debra Hoopes, Senior Vice President, Investor Relations and Corporate Development, will work with Mr. Schwarz in fulfilling the company's financial management responsibilities.

About Intersections Inc.

Intersections Inc. is the leading provider of branded and fully-customized consumer identity theft protection and credit management services to the customers of financial institutions and financial services companies in North America. Using our technology solutions and marketing capabilities, we assist these companies in meeting the needs of their customers in an effective, efficient and ethical environment. Intersections currently provides its services to more than 2.5 million subscribers in the U.S. and Canada. Learn more about Intersections at www.intersections.com.

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered "forward-looking statements." Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements. Factors and uncertainties that may cause actual results to differ include, but are not limited to, the risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

SOURCE: Intersections Inc.

Intersections Inc.
Amy Gergely, 703-488-6229
agergely@intersections.com